Exhibit (a)(1)(G)

NOTICE OF WITHDRAWAL OF TENDER

For Brokers, Dealers, Banks, Trust Companies and other Nominees and DTC Participants

(DO NOT USE THIS FORM IF YOU HAVE TENDERED SHARES THROUGH DTC’S ATOP SYSTEM)

Regarding Shares of Common Stock of

FS INVESTMENT CORPORATION

Tendered Pursuant to the Offer to Purchase

Dated April 16, 2014

The Offer and Withdrawal Rights will expire and this Notice of Withdrawal must be received, either by overnight courier, hand delivery, mail, or facsimile, by 5:00 p.m. New York City time, on May 28, 2014, unless the offer is extended or withdrawn.

Pursuant to the Offer to Purchase, dated April 16, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), FS Investment Corporation, an externally managed, non-diversified, closed-end management investment company incorporated in Maryland that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Company”), offered to purchase for cash up to $250,000,000 in value of its shares of common stock, par value $0.001 per share (the “Shares”), at a price not greater than $11.00 nor less than $10.35 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in the Offer. All capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Offer.

This Notice of Withdrawal is to be completed if you are a broker, dealer, commercial bank, trust company or other nominee acting on behalf of your client by delivering a completed and executed Letter of Transmittal to the Depositary and now wish to withdraw your tender. You should not use this form if you have tendered Shares through The Depositary Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”) transfer procedures described Section 3 of the Offer to Purchase.

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY MAIL, HAND DELIVERY, OVERNIGHT COURIER, OR A MANUALLY SIGNED FACSIMILE TRANSMISSION, TO THE FOLLOWING ADDRESS:

Computershare

By registered, certified, express or first class mail:	By overnight courier:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions	c/o Voluntary Corporate Actions
P.O. Box 43011	250 Royall Street Suite V
Providence, RI 02940	Canton, MA 02021

Facsimile (for withdrawals only): (617) 360-6810

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY THE DEPOSITARY AT THE ADDRESS ABOVE.

HOLDERS WHO TENDERED SHARES THROUGH DTC’S ATOP PROCEDURES AND WISH TO WITHDRAW THEIR TENDERS MUST COMPLY WITH DTC’S PROCEDURES FOR WITHDRAWAL OF TENDERS, SUFFICIENT TIME SHOULD BE ALLOWED FOR COMPLETION OF THE ATOP WITHDRAWAL PROCEDURES DURING THE NORMAL BUSINESS HOURS OF DTC.

Ladies and Gentlemen:

The undersigned hereby withdraws the tender of his, her or its Shares to the Company for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal, for account number                                                      .

The Shares withdrawn pursuant to this Notice of Withdrawal consists of:
Number of the undersigned Shares tendered at $10.35 per Share
Number of the undersigned Shares tendered at $10.40 per Share
Number of the undersigned Shares tendered at $10.45 per Share
Number of the undersigned Shares tendered at $10.50 per Share
Number of the undersigned Shares tendered at $10.55 per Share
Number of the undersigned Shares tendered at $10.60 per Share
Number of the undersigned Shares tendered at $10.65 per Share
Number of the undersigned Shares tendered at $10.70 per Share
Number of the undersigned Shares tendered at $10.75 per Share
Number of the undersigned Shares tendered at $10.80 per Share
Number of the undersigned Shares tendered at $10.85 per Share
Number of the undersigned Shares tendered at $10.90 per Share
Number of the undersigned Shares tendered at $10.95 per Share
Number of the undersigned Shares tendered at $11.00 per Share

The undersigned understands that the withdrawal of a Letter of Transmittal that has been previously delivered, effected by this Notice of Withdrawal, may not be rescinded and that such Letter of Transmittal will no longer be deemed to be validly delivered for purposes of the Offer. Shares for which a Letter of Transmittal has been withdrawn may be re-tendered only by following the procedures for validly tendering Shares set forth in the Offer to Purchase and the Letter of Transmittal.

All authority conferred or agreed to be conferred in this Notice of Withdrawal shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned under this Notice of Withdrawal shall be binding upon the heirs, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

Name of Delivering Institution
Address
City, State, Zip
Daytime Phone #	( )
Facsimile #	( )
Contact Person
Date Delivered
DTC Account Number
Transaction Code Number

SIGNATURE(S) TO NOTICE OF WITHDRAWAL
Authorized Signature	Date (mm/dd/yyyy)
Name (Please print)
Title

Authorized Co-Signature	(if applicable) Date (mm/dd/yyyy)
Name (Please print)
Title